SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 16, 2013

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

423.855.0001
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
In connection with Post-Effective Amendment No. 3, filed on September 16, 2013, to a shelf registration statement effective on July 3, 2012, and subsequently amended by Post-Effective Amendments No. 1 and No.2, filed on September 20, 2012 and March 1, 2013, respectively, CBL & Associates Properties, Inc. is disclosing certain financial and related information of its subsidiary, CBL & Associates Limited Partnership (the "Operating Partnership"). The Operating Partnership's consolidated financial statements and the related Management's Discussion and Analysis of Financial Condition and Results of Operations are filed as exhibits to this report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired
Not applicable
(b)	Pro Forma Financial Information
Not applicable
(c)	Shell Company Transactions
Not applicable
(d)	Exhibits

Exhibit Number	Description
99.1	Consolidated Financial Statements of CBL & Associates Limited Partnership as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012
99.2	Management's Discussion and Analysis of Financial Condition and Results of Operations as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012
99.3	Consolidated Financial Statements of CBL & Associates Limited Partnership as of June 30, 2013 and December 31, 2012, and for the six month periods ended June 30, 2013 and 2012
99.4	Management's Discussion and Analysis of Financial Condition and Results of Operations as of June 30, 2013 and December 31, 2012, and for the six month periods ended June 30, 2013 and 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Farzana K. Mitchell
___________________________________
Farzana K. Mitchell
Executive Vice President -
Chief Financial Officer and Treasurer

Date: September 16, 2013